Investor Presentation July 2015 Filed pursuant to Rule 433 of the Securities Act of 1933, as amended Registration Statement No. 333-202298 Free Writing Prospectus dated July 14, 2015

Forward Looking Statements
Disclaimer
This
presentation
contains
certain
forward-looking
statements
and
information
relating
to
our
business
that
are
based
on
the
beliefs
of
our
management
as
well
as
assumptions
made
by
and
information
currently
available
to
our
management.
When
used
in
this
communication,
the
words
“anticipate,”
“believe,”
“estimate,”
“expect,”
“intend,”
“plan,”
“forecasts,”
“projections,”
and
similar
expressions,
as
they
relate
to
us
or
our
management,
identify
forward-
looking
statements.
Moreover,
we
operate
in
a
very
competitive
and
rapidly
changing
environment.
New
risks
emerge
from
time
to
time.
It
is
not
possible
for
our
management
to
predict
all
risks,
nor
can
we
assess
the
impact
of
all
factors
on
our
business
or
the
extent
to
which
any
factor,
or
combination
of
factors,
may
cause
actual
results
to
differ
materially
from
those
contained
in
any
forward-looking
statements
we
may
make.
In
light
of
these
risks,
uncertainties
and
assumptions,
the
future
events
and
trends
discussed
in
this
presentation
may
not
occur
and
actual
results
could
differ
materially
and
adversely
from
those
anticipated
or
implied
in
the
forward-looking
statements.
Such
statements
reflect
our
current
views
with
respect
to
future
events,
the
outcome
of
which
is
subject
to
certain
risks,
including,
among
others,
those
described
in
the
prospectus
contained
in
our
Registration
Statement
on
Form
S-1
filed
with
the
Securities
and
Exchange
Commission
(the
“SEC”)
under
the
captions
“Risk
Factors”
and
“Cautionary
Statement
Concerning
Forward-Looking
Statements.”
Should
one
or
more
of
such
risks
or
uncertainties
materialize,
or
should
the
underlying
assumptions
prove
incorrect,
actual
results
or
outcomes
may
vary
materially
from
those
described
as
anticipated,
believed,
estimated,
expected,
intended
or
planned.
Subsequent
written
and
oral
forward-
looking
statements
attributable
to
us
or
persons
acting
on
our
behalf
are
expressly
qualified
in
their
entirety
by
the
cautionary
statements
in
this
paragraph.
We
undertake
no
obligation
to
publicly
update
or
revise
any
forward-looking
statements,
whether
as
a
result
of
new
information,
future
events
or
otherwise
after
the
date
of
this
presentation
except
to
the
extent
required
by
law.
We
have
filed
a
registration
statement
on
Form
S-1
(including
a
prospectus)
with
the
SEC
for
the
spin-off
to
which
this
communication
relates.
Before
you
invest,
you
should
read
the
prospectus
in
that
registration
statement
and
other
documents
we
have
filed
with
the
SEC
for
more
complete
information
about
us
and
the
spin-off.
You
may
get
these
documents
for
free
by
visiting
EDGAR
on
the
SEC
Web
site
at
www.sec.gov.
You
may
request
a
copy
of
the
prospectus
relating
to
the
spin-off
at
no
cost
by
writing
to
us
at
the
following
address:
Investor
Relations,
Barnes
&
Noble
Education,
Inc.,
120
Mountain
View
Blvd.,
Basking
Ridge,
NJ
07920.

Agenda 1. Introduction & Strategic Overview Mike Huseby Executive Chairman 2. Company Overview Max J. Roberts Chief Executive Officer 3. Financial Overview Barry Brover Chief Financial Officer

Introduction & Strategic Overview

Transaction Summary
Barnes & Noble Inc.
(BKS)
Barnes & Noble
Booksellers Inc.
(Retail Business)
NOOK Digital LLC
(Digital Business)
Barnes & Noble
Education Inc.
(BNED)
Barnes & Noble
College Booksellers LLC.
(College Business)
B&N
Stockholders
Pro Forma Structure
Description
•
Tax-free spin-off of Barnes & Noble Education
Inc. (“BNED”) from Barnes & Noble Inc.
•
Pro-rata distribution of all capital stock of
BNED to existing Barnes & Noble
shareholders
Rationale
•
Enhanced management and board focus
•
Business appropriate capital structures and
return of capital policies
•
Pure-play investment opportunity
•
Attractive standalone currency for BNED with
increased access to capital markets
Other
•
Exchange: NYSE
•
Ticker: BNED
•
Distribution Ratio: 0.632
1
Overview

Management Team
Barry Brover
CFO
KPMG
Max J. Roberts
CEO
Petrie Retail, Macy’s, Deloitte
Michael P. Huseby
Executive Chairman
Barnes & Noble, Cablevision, Charter, AT&T
William Maloney
EVP, Sales
Barnes & Noble Education
Lisa Malat
VP, Operations & CMO
Macy’s
Scott Ryder
CTO, Yuzu
Apple, Sun Microsystems
Kanuj Malhotra
Chief Strategy & Development Officer
Barnes & Noble, Kaplan, Cendant, Lehman
Phil O’Reilly
VP, Tax
Barnes & Noble, MF Global, McDermott Will & Emery
Thomas D. Donohue
VP, IR & Treasurer
Barnes & Noble, Interpublic
Patrick Maloney
COO
Barnes & Noble Education
Tenured Management Team with Deep Digital and Acquisition Experience
2

Investment Highlights
Strong Platform
for Growth
Significant Market
Opportunity
•Significant opportunity in core business and adjacent areas
•Well positioned to expand market share and store footprint
Leverageable
Investments
in Innovation
Proven
Business Model
Leader in
Digital Education
•Aggregator, distributor and enabler of digital
education content
Complete Solution
Provider
Large National
Footprint
•National distribution network
•Scaled operations
•Direct access to 5 million students
•Flexible and resilient operations
•Lower sensitivity to economic cycles
•Profitable new contract growth
•Significant opportunities in college
bookstore market and digital education
•52% of stores operated by schools
•Robust technology platform positions
company for future growth
•Deeply embedded within campus
ecosystem
•Strategic partner to schools, faculty and students
•Solutions focused on driving both university and
student outcomes
3

Organic
•
Distribution
–
Physical
–
Virtual / eCommerce
–
Unaffiliated / Out-of-
Footprint Markets
•
Leverage Digital Investment
Inorganic
•
Distribution
–
Physical
–
Digital
•
Content
–
Physical
–
Digital
Growth Strategy
Drive Student Outcomes
•
Course Development
•
Instructional Design
•
Assessment
•
Adaptive Learning
•
Tutoring
•
Career Services &
Credentialing
Drive University Outcomes
•
Marketing and Recruitment
•
Enrollment and
Development
•
Retention
•
Digital Enablers
•
K-12
•
Vocational
•
International
Core
Adjacent Products /
Markets (Higher Ed)
New Markets (Opportunistic)
4
Multiple Avenues for Organic and Inorganic Growth

Company Overview

Significant Market Opportunity
$
13B
PRINT & DIGITAL
HIGHER ED
BOOK MARKET
52%
SCHOOL-OPERATED
BOOKSTORES
21M
STUDENTS IN POST-
SECONDARY
DEGREE-GRANTING
INSTITUTIONS
$
170B
MILLENIALS’ ANNUAL
PURCHASING
POWER
$
10B
COLLEGE
BOOKSTORE
MARKET
Leading Operator and Innovator in Highly Fragmented Industry
5

The Most Comprehensive Suite of Campus Solutions
Complete Solution Provider
School System
Integration
Comprehensive
Rental & Student
Affordability
Programs
Enhanced
Revenue
Opportunity
Comprehensive
Course Materials
Catalog
Social &
Academic
Hub
Access to
5M Student
Audience
Barnes & Noble
College Marketing
Education
Services
Faculty Support
Services
Student / Alumni
Engagement
Customized Retail
Experience &
Academic
Superstores
General
Merchandise
Student Support
Services
Operational
Expertise
Physical / Digital
Content
Distribution
Education
Technology
6

Proven Business Model
7
Stable and Profitable Business Operations
(1)
Over last 3 fiscal years.
LOW
CUSTOMER
ACQUISITION
COSTS
HIGH
REVENUE
VISIBILITY
93%
CAMPUS PARTNER
RETENTION
$
90M
REVENUE FROM
NEW STORES
OPENED IN FY2015
CONTRACTS
TYPICALLY
PROFITABLE
WITHIN
CONTRACTS
TYPICALLY
PROFITABLE
WITHIN
15
Yrs
AVERAGE SCHOOL
RELATIONSHIP
TENURE
1
ST
YEAR
(1)

Large National Footprint 8 Direct Access to 5M Students through 724 Stores in 42 States

Leverageable Investments in Innovation
9
Best in Class Technology Platform Drives Everything We Do
Campus Connect Platform
Research / Analytics Platform
eCommerce Platform
CAMPUS SYSTEM
INTEGRATION
ACTIONABLE
RESEARCH INSIGHTS
DYNAMIC RETAIL
EXPERIENCE
Digital Educational Platform
Course Material Adoption Platform
Digital Marketing Platform
DIGITAL CONTENT
LEADERSHIP
COLLABORATIVE
RELATIONSHIPS
STUDENT ENGAGEMENT
& MARKETING

Leader in Digital Education
Digital Content Aggregator
Digital Content Publishers
Digital Content End Users
Well Positioned to Lead Transition to Digital
10
Content
Aggregation
Leading
Digital
Platform
Campus
Relationships
Well
Positioned to
Lead Industry
Transition

Strong Platform For Growth 4 Lead in Digital Education Expand Market Share with New Bookstores Increase Sales at Existing Bookstores 3 2 1 Strategic Partnerships & Acquisition A Clear Path Forward 11

Financial Overview

Financial Summary
$1,631
$1,536
$1,545
$132
$212
$228
$1,763
$1,748
$1,773
2013
2014
2015
Product Sales / Other
Rental Income
________________________
(1)
Adjusted to exclude LIFO adjustment of $(2.2) mm, $7.7 mm and $0.0 mm in FY2013, FY2014 and FY2015, respectively.
(2)
Includes new hires, compensation, technology and marketing spend.
(3)
Reflects primarily store payroll and operating expenses.
(4)
2015 reflects pro forma adjustments related to the distribution.
Total Sales
($ in millions)
Gross Profit & Margin
(1)
($ in millions)
Change in S&A Expense
($ in millions)
Pro Forma EBITDA & Margin
(1)(4)
($ in millions)
12
(3)
(2)
$363
$348
$347
$44
$81
$97
$407
$429
$444
2013
2014
2015
Product Sales / Other Gross Profit
Rental Gross Profit
$20
$28
$29
2013
2014
2015
Yuzu
Investments
Infrastructure Costs
Stores
Separation Costs
$104
$99
$87
5.9%
5.6%
4.9%
2013
2014
2015
EBITDA
% margin

Financial Summary (cont.)
Store Openings vs. Closings
Gross
Profit
Margin
(1)
Comparable Store Sales Growth
Rental Income
($ in millions)
13
________________________
(1)
Adjusted to exclude LIFO adjustment of $(2.2) mm, $7.7 mm and $0.0 mm in FY2013, FY2014 and FY2015, respectively.
$96
$132
$212
$36
$80
$16
$132
$212
$228
2013
2014
2015
Growth Over Prior Year
(1.2%)
(2.7%)
0.1%
2013
2014
2015
49
30
48
10
16
24
2013
2014
2015
Stores Opened
Stores Closed
22.3%
22.6%
22.4%
33.0%
38.4%
42.5%
2013
2014
2015
Product Sales / Other Gross Margin
Rental Gross Margin

Pro Forma Capitalization
________________________
(1)
Reflects settlement of related party receivables.
(2)
Based on average excess availability.
Cash
$95
Credit Facility
–
(1)
(2)
Type:
Asset-Backed Revolving Facility
Commitment:
$400
Base Accordian:
$100
Cost:
L + 175 – 200 bps
Term:
5 years
Pro Forma Balance Sheet
($ in millions)
Credit Facility
($ in millions)
14
FY2015

Attractive Investment Opportunity
Leading operator and innovator in highly fragmented industry
National footprint with significant ability to scale new products and services
Innovative technology platform deeply embedded within campus ecosystem
Flexible and resilient business model providing foundation for profitable growth
Tenured management team with operational, digital and M&A expertise
Strong growth platform with significant near-to-medium term opportunities
15
Unique Investment Opportunity in Higher Education and Ed Tech

Thank You